Voter Control Number: _____________

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FIRST COMMUNITY BANK OF HOMER GLEN AND LOCKPORT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
_____________, 2013
The undersigned appoints ______________ and ____________, and each of them, with full power to act without the other and with full power of substitution, to attend and vote as proxies for the undersigned, as directed herein, at a Special Meeting of the Stockholders of First Community Bank of Homer Glen and Lockport (the “Bank”) to be held at ______________ at __:____ a.m., Chicago time, on _______________, and at any adjournments or postponements thereof, the number of shares of the Bank held by the undersigned as of ______________, which the undersigned would be entitled to vote if then personally present.
The Board of Directors recommends a vote FOR:
1.    Approval of the Agreement and Plan of Merger, dated as of August 27, 2012, by and among the Bank, First Community Bank of Joliet and First Community Financial Partners, Inc. (the “Merger Agreement”) which provides for the merger of the Bank with and into First Community Bank of Joliet., a wholly-owned subsidiary of First Community Financial Partners, Inc.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2.    Approval to adjourn the Special Meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to approve the Merger Agreement and the transactions it contemplates.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.    In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting or any adjournments or postponement of the special meeting.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE BANK, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.
EACH OF THE PROXIES, WITHOUT HEREBY LIMITING HIS GENERAL AUTHORITY, IS AUTHORIZED PURSUANT TO THE AUTHORITY GRANTED IN PARAGRAPH 3 TO VOTE IN ACCORDANCE WITH HIS BEST JUDGMENT WITH RESPECT TO ALL MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF BUT WHICH ARE NOT KNOWN TO THE BOARD OF DIRECTORS AT THE TIME OF SOLICITATION OF THIS PROXY.
Your vote is important. Please see the reverse side for instructions on how to vote electronically via Internet, by phone, by mail or in person. Even if you plan to attend the Special Meeting in person, please date the Proxy and sign your name exactly as it appears on your stock certificate. If shares are held by joint tenants or as community property, both owners should sign. Persons signing in a fiduciary capacity should so indicate. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president, or authorized officer. If a partnership, please sign in partnership name by authorized person. Please promptly return this Proxy to the Bank in the enclosed envelope.

Voter Control Number: _____________

Signature(s)	Dated	,2013
Signature(s)	Dated	,2013

VOTING INSTRUCTIONS
Voting by Internet: Please go to proxy.ilstk.com, click on “Shareholder Services,” select the “Internet Voting” tab, enter your 12 digit voter control number found on this proxy card and follow the instructions to cast your vote electronically. Votes submitted by Internet must be received by [___] p.m. (CST) on ____, ________, 2013. The giving of your proxy by this means will not affect your right to vote in person if you decide to attend the Special Meeting.
Voting by Phone: Using a touch tone phone, call 1-800-555-8140 and then follow the instructions to cast your vote. When asked for your voter control number, enter the voter control number found on this proxy card. Votes submitted by phone must be completed by [___] p.m. (CST) on ____, ________, 2013.
Voting by Mail: You may vote your shares by completing the proxy card and returning it in the enclosed self addressed envelope. Please date the proxy card, mark your proxy card to indicate how you want your shares voted, and sign your name exactly as it appears on your stock certificate. If you sign and date a proxy card but do not mark the card to provide voting instructions, the shares represented by the proxy card will be voted “FOR” each of the proposals described in the proxy statement.
Voting in Person: You may attend the Special Meeting in person on __________, 2013 and cast a ballot at the Special Meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a proxy from your broker to vote in person at the meeting. Even if you plan to attend the Special Meeting in person, please date the Proxy, mark your proxy form to indicate how you want your shares voted, and sign your name exactly as it appears on your stock certificate. If you attend the Special Meeting, you can revoke such previously submitted proxy card and vote in person at the Special Meeting.